                                                                      EXHIBIT 99


REDWOOD BROADCASTING INC. ANNOUNCES ACQUISITION OF CONTROLLING INTEREST IN INTERACTIVE RADIO GROUP INC.

         PHOENIX--(BUSINESS WIRE)--March 29, 1999--Redwood Broadcasting Inc. (OTC BB: RWBD) Monday announced that it has reached an agreement to acquire a controlling interest in Interactive Radio Group Inc. ("INRG"), a privately held company engaged in the business of designing and hosting Internet Web sites for radio stations.

         Under the agreement, shareholders of INRG would contribute common stock representing more than 90% of the outstanding INRG common stock. After the transaction the former shareholders of INRG will own more than 80% of the Redwood common stock. The transaction is expected to be consummated on March 31, 1999.

         Prior to Dec. 31, 1998, Redwood was engaged in the business of developing and acquiring radio stations in small to medium sized markets. On Dec. 31, 1998, substantially all of Redwood's assets and liabilities were contributed to a wholly-owned subsidiary of Redwood and the stock of the subsidiary was distributed to the then existing shareholders of Redwood.

         On March 9, 1998, INRG entered into an agreement to acquire 100% of the issued and outstanding shares of CyberMusic Inc., a California Corporation, from CBS Inc/Infinity Broadcasting Inc., and two minority individual stockholders. The transaction was completed on Dec. 7, 1998.

         The primary business objective of Cybermusic was to build and market the "INRG Internet Network" for the purpose of utilizing the Internet as a media vehicle to create and distribute "Brand" extension for major market radio stations.

         INRG will aggressively seek the participation of top-rated radio stations in each of five (Modern Rock, Classic Rock, Oldies, Adult Contemporary and News/Talk) programming formats in each of the 30 largest U.S. radio markets. The company's goal is to build a superior Internet network of top-rated radio station Web sites.

         INRG will launch its flagship Web site in early April with the grand opening of KROQ.com in Los Angeles, followed shortly thereafter by KITS.com in San Francisco. INRG's business plan is to develop and maintain a turkey Internet solution for its affiliate radio stations.

         Some of the key features of each radio station Web site are expected to include: 2D/3D interactive capability, streaming audio and video, local and national chat, interactive games, P1 targeting and music sampling, sophisticated market research capability, continually fresh music and entertainment content, E-commerce and 24/7 customer service and tech support.

         Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release may contain forward-looking statements involving risks, uncertainties and assumptions that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements.

         Important factors that may cause such a difference for Redwood and INRG include, but are not limited to, INRG's ability to attract radio station customers; INRG's ability to meet the technical specifications for its web sites; INRG's ability to design web sites that will attract significant visitors; competition from companies providing similar products and services; INRG's ability to obtain the necessary financing to fully implement its business plan; INRG's ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities and at the compensation levels needed to implement its business and product plans; general economic conditions and market conditions in the markets for radio stations and radio station advertising; the continued growth and consumer acceptance of the Internet; and other factors.

         Redwood disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf or on behalf of INRG.

For additional information contact, Donald Mundo, CFO, at 602/425-0099, ext. 28.

---------

Contact:
     Interactive Radio Group Inc.
     Donald Mundo, 602/425-0099, ext. 28


                                       14